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                                                                   EXHIBIT 99.13

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                                 AMENDMENT TO
                          DEFERRED COMPENSATION PLAN
                                      OF
                   CONVERGENT COMMUNICATIONS SERVICES, INC.

     CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation (the "Company"), a subsidiary of CONVERGENT COMMUNICATIONS, INC., a Colorado corporation, hereby adopts an amendment to the Convergent Communications Services, Inc. Deferred Compensation Plan (the "Plan"), formerly known as the Convergent Communications, Inc. Deferred Compensation Plan (as amended herein) effective as of the 1st day of January, 1999 (the "Effective Date"), which amendment revises the plan document originally effective on November 1, 1997.

                                  Amendments
                                  ----------

The Plan is hereby amended as follows:

      1. The definition of "Plan" in the introduction to the Plan document shall mean the Convergent Communications Services, Inc. Deferred Compensation Plan.

      2. Section 1.08 of the Plan is hereby amended and shall hereafter read as follows:

                "1.08  Company shall mean Convergent Communications Services,
                       -------
          Inc., a Colorado corporation, and its subsidiaries and affiliates."

      3. Section 1.32 is added to the Plan and shall hereafter read as follows:

                "1.32  Company Stock shall mean the common capital stock of
                       -------------
          Company as such stock existed both before and after the initial public offering of such stock on July 20, 1999."

      4. Section 3.07 shall be added to the Plan and shall hereafter read as follows:

                "3.07 Stock Bonus Deferrals. Each Participant that receives from the Company a bonus of Company Stock may elect to defer all or a portion of such Company Stock. The election to defer stock bonuses shall be made on a withholding request form provided by the Administrative Committee for that purpose and shall be made in the Plan Year prior to the time that Participant may otherwise receive such stock bonus transfers."

      5. Section 7.02 of the Plan is hereby amended and shall hereafter read as follows:

                "7.02  Benefit Payments Upon Termination of Employment. Upon a
                       -----------------------------------------------
           Participant's termination of employment for any reason, voluntary or
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           involuntary, including by reason of Retirement, Disability or Death, the Participant shall receive a benefit based upon the vested portion of the Participant's Benefit Account. The Benefit Account shall be increased by its Earnings from the immediately preceding Determination Date to the date of termination of employment (the "Adjusted Benefit Account"). Benefit payments shall be in lump sum or installments. The form and the term of the benefit payment shall be selected by the Participant in his or her Adoption Agreement. With respect to distributions of Company Stock, such stock shall be valued for distribution purposes as of the date of termination of employment. Effective as of the date of the initial public offering of the Company Stock, July 20, 1999, such stock shall only be distributed in kind."

      6. The effective date of this Amendment to the Plan shall be January 1, 1999.

      IN WITNESS WHEREOF, this Amendment to the Plan is executed as of the ____ day of _______________, 1999.


                                    COMPANY:

                                    Convergent Communications Services, Inc.,


ATTEST:                             By: ________________________________
                                      Title: ___________________________

                                    By: ________________________________
                                      Title: ___________________________
____________________________
Secretary

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